UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 22, 2006

Gilead Sciences, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	0-19731	94-3047598
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

333 Lakeside Drive, Foster City, California		94404
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	650-574-3000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

SECTION 8 – OTHER EVENTS

Item 8.01 Other Events.

On December 19, 2006, the Board of Directors (the "Board") of Gilead Sciences, Inc. (the "Company") approved an amendment to the Company’s bylaws to provide for the election of directors by majority vote in uncontested elections (as defined in the bylaws). Under the Company’s bylaws, as now amended, nominees for director must receive at least a majority of votes cast "for" such nominee’s election in order to be elected in an uncontested election. In contested elections of directors, the plurality voting standard will be utilized.

In connection with the amendment to the Company’s bylaws, the Board also adopted a Board guideline under which any incumbent nominee for director who does not receive at least a majority of the votes cast in an uncontested election must tender his or her resignation to the Board. The Company’s Nominating and Corporate Governance Committee will then evaluate the tendered resignation and make a recommendation to the Board as to whether the tendered resignation should be accepted. The Board will then make a decision within 90 days from the date of the certification of the election results. A nominee who is not an incumbent and who does not receive at least a majority of the votes cast will not be elected to the Board. The Board guidelines, as revised, are available on the Company’s website at www.gilead.com. The forgoing description is qualified in its entirety by reference to the revised guidelines.

The bylaw amendments are as follows:

1. Section 26 of the existing Bylaws was moved and is now Section 21(g).
2. A new Section 26 was adopted and reads as follows:
"SECTION 26. REQUIRED VOTE FOR DIRECTORS.
(a) MAJORITY VOTE. Except as otherwise provided in subsection (b) of this Bylaw in the case of a contested election (as defined below), each director to be elected by stockholders shall be elected by the vote of the majority of the votes cast at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Bylaw, a majority of votes cast shall mean that the number of shares voted "for" exceeds 50% of the number of votes cast with respect to that director’s election. Votes cast shall include votes to withhold authority or votes against in each case as applicable and shall exclude abstentions with respect to that director’s election.
(b) PLURALITY VOTE. In the event of a contested election of directors, subsection (a) of this Bylaw shall not apply and directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and voting for nominees in the election of directors at any meeting of stockholders for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected."

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Gilead Sciences, Inc.

December 22, 2006	By:	John F. Milligan

Name: John F. Milligan
Title: Executive Vice President and Chief Financial Officer